[FORM OF SERIES C WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT. THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXERCISED UNTIL THE STOCKHOLDER APPROVAL DATE (AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT, DATED MARCH 16, 2007, BY AND AMONG THE COMPANY AND THE BUYERS PARTY THERETO).

CLEVELAND BIOLABS, INC.

SERIES C Warrant To Purchase Common Stock

Warrant No.: C-_____
Number of Shares of Common Stock:_____________
Date of Issuance: March 16, 2007 ("Issuance Date")

Cleveland BioLabs, Inc., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER] the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after September 16, 2007 (the "Initial Exercise Date"), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below ___________________(______________) fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is one of the Warrants (as defined in the Securities Purchase Agreement) to purchase Common Stock (the "SPA Warrants" issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of March 14, 2007 (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein (the "Securities Purchase Agreement").

1.  EXERCISE OF WARRANT.

(a)  Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Initial Exercise Date, in whole or in part by (i) delivery of a written notice, in the form attached hereto as Exhibit B (the "Exercise Notice"), of the Holder's election to exercise this Warrant, (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or wire transfer of immediately available funds, or (B) to the extent permitted by Section 1(d), by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)), and (iii) if required by Section 2(h) or unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the Holder, the surrender of this Warrant to a common carrier for overnight delivery to the Company; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7(a) shall be applicable. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice, the Aggregate Exercise Price (or notice of a Cashless Exercise) and, if required, this Warrant (collectively, the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery to the Company of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant, other than income, franchise, profits or similar taxes of the Holder or taxes resulting from issuance of Warrant Shares to a Person other than the Holder.

(b)  Exercise Price. For purposes of this Warrant, "Exercise Price" means $11 per share of Common Stock, subject to adjustment as provided herein.

(c)  Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Trading Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the Exercise Delivery Documents, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's exercise hereunder or if the Company fails to deliver to the Holder the certificate or certificates representing the applicable Warrant Shares (or credit the Holder's balance account at DTC with the applicable Warrant Shares) within three (3) Trading Days after its obligation to do so under clause (ii) below and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate or credit such Holder's balance account with DTC (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise. By complying with either of clauses (i) or (ii) in the preceding sentence in accordance with the Holder's request, the Company shall have been deemed to have cured the failure to timely deliver such shares of Common Stock.

(d)  Cashless Exercise.  Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) over the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)  Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f)  Limitations on Exercises.

Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 9.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(g)  Insufficient Authorized Shares. If at any time while this Warrant remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 130% (the "Required Reserve Amount") of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as reasonably practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(h)  Book-Entry. Upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless it is being exercised for all of the Warrant Shares represented by the Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the Holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Holder may not transfer this Warrant unless the Holder first physically surrenders this Warrant to the Company in accordance with Section 7(a). The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercises of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof.

(i)  Notwithstanding the foregoing, this Warrant shall not be exercisable until after the Stockholder Approval Date (as defined in the Securities Purchase Agreement).

2.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)  Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities (as defined in the Certificate of Designations) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

  (i)     Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

  (ii)     Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

  (iii)     Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

  (iv)     Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

  (v)     Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

  (vi)     Floor Price. Until such time as the Company receives the Stockholder Approval, no adjustment pursuant to Section 2(a) shall cause the Exercise Price to be less than $10.36, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

(b)  Adjustment upon Subdivision or Combination of shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)  Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment consistent with the provisions of this Section 2 in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.  RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution") at any time after the issuance of this Warrant, then, in each such case, any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of shares of Common Stock, and (ii) the denominator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date; provided, however, that in the event that the Distribution is of shares of Common Stock (or common stock) ("Other Shares of Common Stock") of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the Exercise Price of this Warrant was decreased with respect to the Distribution pursuant to the terms of this Section 3.

4.  PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)  Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that, notwithstanding anything to the contrary contained herein in any such case the provisions of Section 2 shall not be applicable to such grant, issuance or sale by the Company.

(b)  Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction in which the Company is not a surviving entity holding all or substantially all of the assets that the Company held prior to such Fundamental Transaction, unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders. Prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c)  Notwithstanding the foregoing, in the event of a Fundamental Transaction other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, at the request of the Holder delivered before the ninetieth (90th) day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction calculated using the Black Scholes Option Pricing Model.

5.  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action reasonably necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6.  WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.  REISSUANCE OF WARRANTS.

(a)  Transfer of Warrant. If this Warrant is to be transferred in accordance herewith and the Purchase Agreement, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)  Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)  Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)  Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.  REGISTRATION RIGHTS.

8.1.    Demand Registration.

(a)  Right to Demand Registration. (i) Subject to Sections 8.1(a)(iv) and 8.1(c), at any time or from time to time after the date that is fifteen (15) months after the Issuance Date (the "Demand Date"), the Required Holders shall have the right to request in writing that the Company register all or part of such Required Holders' Registrable Securities (as defined in the Registration Rights Agreement) (a "Request") by filing with the Securities and Exchange Commission (the "SEC") a Demand Registration Statement (a "Demand Registration").

(1) Each Request shall specify the amount of Registrable Securities (as defined in the Registration Rights Agreement) intended to be disposed of by such Holders and the intended method of disposition thereof.

(2) As promptly as practicable, but no later than ten (10) days after receipt of a Request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities.

(3) Subject to Section 8.1(b), the Company shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holders and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within ten (10) days after the receipt of such written notice from the Company.

(4) The Company, as expeditiously as possible following a Request, shall use its reasonable best efforts to cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of 1933, as amended (the "1933 Act") of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests.

(4) The Company shall use its reasonable best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Demand Registration Statement; provided, such period need not extend beyond nine (9) months after the effective date of the Demand Registration Statement; and provided, further, that with respect to any Demand Registration Statement, such period, in any event, shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable) (the "Demand Registration Period").

(ii) A Request may be withdrawn prior to the filing of the Demand Registration Statement by holders of a majority of the Registrable Securities included in such registration (the "Required Holders of the Registration") (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Required Holders of the Registration (a "Withdrawn Demand Registration") and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 8.1, unless the Required Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred); provided; however, that if a Withdrawn Request or Withdrawn Demand Registration is made because of a material adverse change in the business or financial condition of the Company, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 8.1 (and shall not be counted toward the number of Demand Registrations to which such Holders are entitled), and the Company shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a Demand Registration may, at any time prior to the effective date of the Demand Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

(iii) The registration rights granted pursuant to the provisions of this Section 8.1 shall be in addition to the registration rights granted pursuant to the other provisions of Section 8 hereof.

(iv) Notwithstanding anything to the contrary herein, the registration rights pursuant to the provisions of this Section 8.1 shall be available on any given day only to the extent (i) all of the Warrant Shares are not previously registered for resale on a registration statement on Form S-3 or such registration statement is not available for the resale of all such Warrant Shares and (ii) the average daily trading volume as reported by Bloomberg of the Company's Common Stock on the Principal Market (as defined in the Securities Purchase Agreement) during the 30 calendar day period preceding such given date is less than 100,000 shares; provided, that the registration rights pursuant to this Section 8.1 shall terminate in their entirety, and be of no further force or effect on the Demand Date if during the ninety (90) day period immediately preceding the Demand Date, the average daily trading volume as reported by Bloomberg of the Common Stock on the Principal Market (or such other market or service on which the Common Stock is traded or quoted) is at least 100,000 shares.

(b)  Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities, if any, requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Required Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, the Registrable Securities requested to be included in the Demand Registration by the Holders allocated pro rata (on an as converted, fully-diluted basis and without giving effect to any exercise limitations contained in this Warrant) In the event the Company shall not, by virtue of this Section 8.1(b), include in any Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Demand Registration, such Holder, upon written notice to the Company given within five (5) days of the time such Holder first is notified of such matter, may reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.

(c)  Limitations on Registrations. The rights of Holders of Registrable Securities to request Demand Registrations pursuant to Section 8.1(a) are subject to the following limitations:

(i)  in no event shall the Company be required to effect a Demand Registration unless the reasonably anticipated aggregate offering price to the public of all Registrable Securities for which registration has been requested by Holders, together with any shares sold by the Company for its own account, will be at least $5,000,000 (or a lesser amount if all remaining Registrable Securities are requested to be registered);

(ii)  in no event shall the Company be required to effect a Demand Registration prior to 91 calendar days after a prior Demand Registration Statement is declared effective by the SEC; and

(iii)  in no event shall the Company be required to effect a Demand Registration at any time during the period commencing with the filing of the Initial Registration Statement or the Additional Registration Statement (as such terms are defined in the Registration Rights Agreement) with the SEC and ending with the earlier of (x) the effectiveness of the Initial Registration Statement or the Additional Registration Statement, as applicable, and (y) the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement).

(iv)  in no event shall the Company be required to effect, in the aggregate, more than two (2) Demand Registrations; provided, however, that such number shall be increased to the extent the Company does not include in what would otherwise be the final registration the number of Registrable Securities requested to be registered by the Holders by reason of Section 8.1(b); provided, further, that the Registration Expenses with respect of one Demand Registration Statement will be borne by the Company and the Registration Expenses of one Demand Registration Statement will be borne by the Initiating Holders and by such other Holder which shall have made a written request to include his Registrable Securities..

(d)  Underwriting.

(i)  Selection of Underwriters. Notwithstanding anything to the contrary contained in Section 8.1(a), if the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Holders may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holders holding a majority of the Registrable Securities (so long as such Underwriter is not affiliated with any such majority holders) for which registration was requested in the Request, subject to the approval of the Company (such approval not to be unreasonably withheld or delayed).

(ii)  Underwriting Agreements. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Required Holders of the Registration.

(iii)  Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 8.1(a) shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders' option, require that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition.

(iv)  Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents customary for such an offering and reasonably required under the terms of such underwriting arrangements.

(v)  In no event shall the Company be required to effect more than two (2) Underwritten Offerings.

(e)  Registration of Other Securities. Whenever the Company shall effect a Demand Registration, no securities other than the Registrable Securities shall be covered by such registration unless (a) the Required Holders of the Registration shall have consented in writing to the inclusion of such other securities and (b) no holder of Registrable Securities is unable to include any of its Registrable Securities requested for inclusion in such registration by reason of Section 8.1(b).

(f)  Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the Demand Registration Period, (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied other than by the sole reason of any breach or failure by the Holders of Registrable Securities or are not otherwise waived.

(g)  Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is ninety (90) days after the date that a Demand Registration Statement filed pursuant to such Request has been declared effective by the SEC or, if the Required Holders of the Registration shall withdraw such Request or such Demand Registration Statement, on the date of such Withdrawn Request or such Withdrawn Registration Statement, the Company shall not, without the consent of the Required Holders of the Registration, file a registration statement pertaining to any other securities of the Company (other than a registration relating solely to the sale of securities to participants in a Company employee stock or similar plan on Form S-8).

(h)  Registration Statement Form. Registrations under this Section 8.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration. The Company agrees to include in any such Registration Statement all information which any selling Investor Holder, upon advice of counsel, shall reasonably request.

8.2.    Piggyback Registration.

(a)  Piggyback Rights. If any time prior to the date that is five (5) years from the Issuance Date, the Company proposes to file a registration statement with the SEC with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, on convertible into, equity securities, for its own account or for the account of any stockholder of the Company (other than a registration statement on Form S-4 or Form S-8 or their successors or any other form for a limited similar purpose or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another Person), the Company shall, at least thirty (30) days prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of any Holder or Holders given within twenty (20) days of the receipt of such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall use its reasonable best efforts to cause the Registrable Securities that such Holder or Holders request the Company to register to be included in such registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters (if any) of a proposed Underwritten Offering to permit such Registrable Securities to be included in such registration on the same terms and conditions as any similar securities of the Company, in each case to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holder or Holders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 8.2 without obligation to the Holders (any such registration statement which includes Registrable Securities, a "Piggy-Back Registration Statement").

(b)  Underwritten Offerings. In connection with any Underwritten Offering under this Section 8.2 (but not including Underwritten Offerings under Section 8.1), the notice to the Holders shall state whether such offering is an Underwritten Offering and the Company shall not be required to include any Registrable Securities in such Underwriting Offering unless the Holders requesting inclusion of such Registrable Securities accept the terms of the underwriting as reasonably agreed upon between the Company and the managing Underwriter or Underwriters, selected by the Company. Each Holder that has requested that Registrable Securities held by it be included in such Registration Statement shall (together with the Company and the other Holders distributing the securities through such underwriting) enter into such underwriting agreement as reasonably agreed upon between the Company and the managing Underwriter or Underwriters. In connection with any Underwritten Offering under this Section 8.2 (but not including Underwritten Offerings under Section 8.1), if in the reasonable and good faith opinion of the managing Underwriter or Underwriters, the registration of all, or part of, the Registrable Securities requested to be included in such registration and any other securities to be included in such registration jeopardize the success of the offering by the Company or the holders of securities initiating such registration (the “Demanding Holders”), then: (i) in the case of an Underwritten Offering by the Company, (A) the Company shall not be cutback and (B) the Registrable Securities requested for inclusion and any other securities requested for inclusion pursuant to similar piggyback rights shall be reduced first pro rata (on an as-converted, fully-diluted basis and without giving effect to any exercise limitations contained in this Warrant) in accordance with the number of securities that each such Person has requested be included in the registration, regardless of the number of securities held by each such Person, and (ii) in the case of an Underwritten Offering by a Demanding Holder, (A) the Demanding Holder (and other parties that are subject to the same registration rights agreement with such Demanding Holder) shall not be cutback and (B) the Registrable Securities requested for inclusion and any other securities requested for inclusion pursuant to similar piggyback rights shall be reduced first pro rata (on an as-converted, fully-diluted basis and without giving effect to any exercise limitations contained in this warrant) in accordance with the number of securities that each such Person has requested be included in the registration, regardless of the number of securities held by each such Person. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing Underwriter.

9.  NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, other than Excluded Securities, to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

10.  AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or change the class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

11.  GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accor-dance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12.  CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.  DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14.  REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15.  TRANSFER.This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement, provided that any such offer, sale, transfer or assignment is in compliance with applicable securities law, and the terms and conditions hereof and of the Securities Purchase Agreement .

16.  CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)  "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg.

(b)  "Bloomberg" means Bloomberg Financial Markets.

(c)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)  "Certificate of Designations" means the certificate of designations for the Series B Convertible Preferred Stock in the form attached as Exhibit A to the Securities Purchase Agreement.

(e)  "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)  "Common Stock" means (i) the Company's shares of Common Stock, par value $0.005 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g)  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the SPA Warrants.

(h)  "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(i)  "Demand Registration Statement" shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 8.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

(j)  "Eligible Market" means the NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market.

(k)  "Expiration Date" means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

(l)  "Fundamental Transaction" means that the Company (or in the case of clause (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)) shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(m)  "Initiating Holders" shall mean, with respect to a particular registration, the Holders who initiated the Request for such registration.

(n)  “Mandatory Exercise Period” means any period of thirty (30) consecutive Trading Days during which the Closing Sale Price of the Common Stock on each such Trading Day is equal to or greater than the Mandatory Exercise Trigger Price.

(o)  “Mandatory Exercise Trigger Price” means Thirty Dollars ($30.00) (subject to adjustment for stock splits, stock dividends and other similar events after the Issuance Date).

(p)  "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(q)  "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s)  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with the provisions of Section 8 of this Warrant by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with the provisions of Section 8 of this Warrant, (iv) the fees and disbursements of counsel for the Company, (v) the fees and disbursements of counsel to the Holders', (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by the Company, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and (ix) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided, further, that in the event the Company shall, in accordance with Section 8.2 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by such Holders in connection with such registration shall be deemed to be Registration Expenses.

(t)  "Principal Market" means the NASDAQ Capital Market.

(u)  "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the Issuance Date by and among the Company and the Buyers.

(v)  "Required Holders" means the holders of the SPA Warrants representing at least a majority of shares of Common Stock underlying the SPA Warrants then outstanding.

(w)  "SPA Securities" means the Preferred Shares issued pursuant to the Securities Purchase Agreement.

(x)  "Successor Entity" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(y)  "Trading Day" means any day on which the Common Stock is scheduled to trade on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(z)  "Underwriters" shall mean the underwriters, if any, of the offering being registered under the Securities Act.

(aa)  "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

(bb)  "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of the such security, then such dispute shall be resolved pursuant to Section 12 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

(cc)  "Withdrawn Demand Registration" shall have the meaning set forth in Section 8.1(a).

(dd)  "Withdrawn Request" shall have the meaning set forth in Section 8.1(a).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name: Michael Fonstein
Title: Chief Executive Officer and President

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

CLEVELAND BIOLABS, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Cleveland BioLabs, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares (to the extent permitted).

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

____________________________
Name of Registered Holder

By: _____________________________
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated March __, 2007 from the Company and acknowledged and agreed to by Continental Stock Transfer & Trust Company.

CLEVELAND BIOLABS, INC.

By:
Name:
Title: